UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2008

LIGHTSCAPE TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-30299

(Commission File Number)

98-0217653

(IRS Employer Identification No.)

18/F., W Square, 318 Hennessy Road, Wanchai, Hong Kong

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (852) 2546-1808

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On December 31, 2008, the board of directors of our company adopted an amended and restated code of ethics which expands coverage to all directors and employees of our company, and which contains other non-substantive edits to the code of ethics initially adopted by the board of directors of our company on October 29, 2004. Before the amendments, the code of ethics applied only to our company’s senior officers, including our principal executive officer, principal financial officer, and principal accounting officer. The amended and restated code of ethics will serve as our company’s “code of ethics” as defined in Item 406(b) of Regulation S-K.

The amended and restated code of ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, confidentiality, and reporting of violations of the code. A copy of the amended and restated code of ethics is attached to this report as Exhibit 14.1 and is incorporated herein by reference. The amended and restated code of ethics will also be posted on the corporate governance area of the investor relations section of our company’s website at http://www.lightscape-tech.com as soon as practicable.

Item 9.01 Financial Statements and Exhibits.

(d) EXHIBITS

Exhibit	Description

14.1	Amended and Restated Code of Ethics of Lightscape Technologies Inc., Adopted December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSCAPE TECHNOLOGIES INC.

By:	/s/ Bondy Tan
Name: Bondy Tan
Title: President and Chief Executive Officer
Dated: January 6, 2009